Gold is Money.

Copper is Change.

Goldcorp shareholders:

You can choose to own a pure gold company, or
buy one with 45% of revenues from base metals.

You can choose to receive the Glamis
premium, or pay one for Wheaton.

You can choose a proven management team
that puts shareholder value first,
or put yourself in Wheaton’s hands.

But to choose the Glamis offer, you must

VOTE AGAINST THE
WHEATON TRANSACTION

Vote the BLUE proxy Today.
For your vote to count, your proxy must be received by 5:00pm ET January 26, 2005.

For further information on
voting your proxy please call:
Georgeson Shareholder Communications
1-877-288-7946

www.glamis.com

DEPOSIT YOUR GOLDCORP SHARES TO THE GLAMIS OFFER

The Glamis offer is scheduled to expire at 9:00 pm, Toronto time, on February 14, 2004. It is conditional on, among other things, Goldcorp shareholders not approving the resolution authorizing the issuance of additional shares of Goldcorp in connection with the Wheaton transaction and the deposit to the Glamis offer of a minimum of 66 2/3% of the outstanding shares of Goldcorp on a fully diluted basis.

For more information, please see the take-over bid circular and the dissident proxy circular of Glamis at www.sedar.com. The statements made herein are both historical and forward-looking in nature. The forward-looking statements involve risks and uncertainties and constitute management’s current estimates. These estimates may change as new information is received. Actual results may vary from these estimates.

Notice to United States Investors: This advertisement does not constitute an offer to buy or sell, or the solicitation of an offer to buy or sell, any of the securities of Glamis or Goldcorp. Glamis has filed with the US Securities and Exchange Commission a Registration Statement on SEC Form F-10 and has mailed to Goldcorp shareholders the take-over bid circular and the dissident proxy circular together with any related documents. WE URGE INVESTORS TO READ THE REGISTRATION STATEMENT, THE TAKE-OVER BID CIRCULAR, DISSIDENT PROXY CIRCULAR AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain the documents free of charge at the SEC’s website, www.sec.gov. In addition, documents filed with the SEC by Glamis are available free of charge from Investor Relations, Glamis Gold Ltd., 5190 Neil Road, Suite 310, Reno, Nevada 89502-8502, telephone (775) 827-4600.